January 24, 2022 Fourth Quarter 2021 Financial Review

2 Forward-Looking Statements; Use of Non-GAAP Financial Measures Forward Looking Information This earnings presentation includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, often accompanied by words such as “may,” “might,” “could,” “anticipate,” “expect,” and similar terms, are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Factors that could cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied in the forward-looking statements are discussed in our 2020 Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC) and are available on our website (www.zionsbancorporation.com) and from the SEC (www.sec.gov). Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any forward-looking statements to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A full reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

 Our loan growth strengthened; outlook favorable  Strong growth in multiple categories  Strategic use of liquidity by running promotional lending campaigns  Our deposit growth remains strong  We are investing the cash generated from deposits in loans and modest duration securities  Simultaneously, we are maintaining a strong liquidity profile  We are well prepared for rising interest rates  We have positioned the bank for future interest rates by carefully managing balance sheet liquidity  Investment in securities have been limited to medium duration securities with limited duration extension risk  We are investing significantly in technology to position the company for  Improved long-term resiliency  Improved customer acquisition  Above-average operating leverage 3 Select Themes Key near-term objectives designed to position the bank for superior revenue growth and positive operating leverage

 Earnings and Profitability:  $1.34 diluted earnings/share compared to $1.45  $304 million Pre-Provision Net Revenue  $288 million Adjusted PPNR(1)  $25 million provision for credit loss compared to $(46) million  $207 million Net Income Applicable to Common, down from $234 million due to provision for credit loss and securities gains/(losses)  0.9% Return on Assets (annualized)  13.4% Return on Average Tangible Common Equity (annualized)  Credit quality (excluding PPP Loans):  0.55% Nonperforming Assets + loans 90+ days past due / non-PPP loans and leases and other real estate owned  0.01% net loan charge offs, percent of loans, annualized. Both 2Q and 3Q 2021 experienced net recoveries  Increase in the allowance for credit loss (“ACL”), to $553 million or 1.13% of non-PPP loans from 1.11%, due in part to linked-quarter loan growth and qualitative adjustments for Omicron 4 Fourth Quarter 2021 Financial Highlights Vs. 3Q21, continued strong increases in deposits and a strong increase in non-PPP loans Note: For the purposes of comparison in this presentation, we generally use linked-quarter ("LQ"), due to that being the preferred comparison for professional investors and analysts. (1) Adjusted for items such as severance costs, restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses, and accruals for investment and advisory expenses related to the unrealized gain on SBIC investments. See Appendix for GAAP to non-GAAP reconciliation tables.  Loans and Deposits: Vs. 3Q21, growth rates not annualized  0.3% increase in period-end loan balances  2.9% increase in period-end loan balances (excluding PPP loans)  6.3% increase in period-end deposits  4.9% increase in period-end noninterest-bearing deposits  61% period-end loan-to-deposit ratio  0.03% cost of average total deposits  Capital Strength:  10.2% Common Equity Tier 1 Ratio (CET1), down from 10.9%  7.2% Tier 1 Leverage Ratio  11.1% (CET1+Allowance for Credit Losses) / Risk-Weighted Assets  $325 million of common stock repurchased during 4Q21

Diluted Earnings Per Share

Strong underlying performance in EPS growth, with most variance to prior periods attributable to provision for credit losses


Diluted Earnings per Share
$1.66
$1.90
$2.08
$1.45
$1.34
4Q20
1Q21
2Q21
3Q21
4Q21


EPS Impact of Provision for Credit Losses
$0.31
$0.61
$0.57
$0.22
$(0.12)
4Q20
1Q21
2Q21
3Q21
4Q21

Notable Items:

- 4Q21:
  - $0.06 per share favorable impact from the sale of corporate real estate (in "Dividends and other income")
  - $0.08 per share net gain including Recursion Pharma (RXRX) (net of success fees paid)
  - $0.05 per share charitable contribution (in "Other" noninterest expense)
- 3Q21:
  - $(0.12) per share adverse mark-to-market impact from an SBIC investment (Recursion Pharma, RXRX)
  - $0.01 per share benefit from a credit valuation adjustment on client-related interest rate swaps ("CVA")
- 2Q21:
  - $0.25 per share benefit from mark-to-market of an SBIC investment (Recursion Pharma, RXRX)
  - $(0.02) per share adverse effect from CVA
- 1Q21: $0.13 per share benefit from securities gains and CVA
- 4Q20: $0.09 per share benefit from securities gains and CVA

Note: EPS calculations assume a 24.5% statutory tax rate

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1.41% 1.57% 1.65% 1.08% 0.92% 4Q20 1Q21 2Q21 3Q21 4Q21 17.8% 20.2% 21.6% 14.2% 13.4% 4Q20 1Q21 2Q21 3Q21 4Q21 Balance Sheet Profitability 6 Profitability remains healthy; volatility of the results primarily due to variability in the provision for credit losses Return on Assets Return on Tangible Common Equity Return on Tangible Common Equity is a non-GAAP measure. See Appendix for GAAP to non-GAAP reconciliation table.

Adjusted Pre-Provision Net Revenue

Adjusted PPNR increased considerably from 3Q21 when adjusting for items (detailed below)


($ millions)
Adjusted PPNR(1)
280
52
253
52
290
67
290
64
288
44
4Q20
1Q21
2Q21
3Q21
4Q21
Interest Income from PPP Loans net professional services expense associated with PPP forgiveness
Adjusted PPNR (non-GAAP)

Adjusted PPNR increased 7% (not annualized) from 3Q21, if adjusting for items:

- Less: PPP income (revenue of $44 million, 4Q21; $64 million, 3Q21)
- Less: Gains on properties (revenue of $12 million)
- Plus: Charitable contribution (expense of $10 million, 4Q21)

Adjusted PPNR growth excluding PPP made possible through:

- Strong deposit growth
- Deployment of excess liquidity into securities
- Strong loan growth
- Solid customer-related fee income growth

(1) Adjusted for items such as severance costs, restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses, and accruals for investment and advisory expenses related to the unrealized gains/(losses) on SBIC investments. See Appendix for GAAP to non-GAAP reconciliation table.

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$47.7 $47.5 $46.8 $47.1 $48.3 $6.3 $6.1 $5.9 $3.8 $2.4 3.71% 3.73% 3.77% 3.82% 3.73% $0.0 $25.0 $50.0 $75.0 4Q20 1Q21 2Q21 3Q21 4Q21 Average Total Loans Excluding PPP Loans, Yield: 3.56% in 4Q21 Average PPP Loans, Yield: 7.16% in 4Q21 Average Loan and Deposit Growth Average Total Loans Yield on Total Loans Average Total Deposits Cost of Total Deposits 8 Vs. 3Q21, average non-PPP loans increased 2.5% in 4Q21; average deposits increased 5.2% $36.2 $37.7 $38.1 $39.1 $40.0 $32.0 $33.7 $36.5 $38.3 $41.4 0.08% 0.05% 0.04% 0.03% 0.03% $0.0 $25.0 $50.0 $75.0 $100.0 4Q20 1Q21 2Q21 3Q21 4Q21 Average Noninterest-bearing Deposits Average Interest-bearing Deposits ($ billions) ($ billions)

9 Credit Quality Ratios Net charge-offs remain very low, with last 12 months net charge-offs at just 0.01% of average loans Key credit metrics:  2.5%: Classified loans/loans  Improved (declined) by more than 11% in 4Q21 from 3Q21  0.55%: NPAs+90(1)/loans + OREO  Improved (declined) by more than 17% in 4Q21 from 3Q21  Net loan losses (recoveries), relative to average loans:  0.01% annualized in 4Q21  0.01% over the last 12 months Allowance for credit losses:  1.13% of total loans and leases (1) Nonperforming assets plus accruing loans that were ≥ 90 days past due Note: Net charge-offs / average loans and provision / average loans ratios are annualized for all periods shown Credit Quality 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4Q20 1Q21 2Q21 3Q21 4Q21 Classified / Loans NPAs + 90 / Loans + OREO ACL / Loans All Ratios Exclude PPP Loans 0.13% 0.07% (0.02)% (0.01)% 0.01% (0.56)% (1.11)% (1.05)% (0.39)% 0.21% NCOs / Avg Loans (ann.) Provision / Avg Loans (ann.)

Loan Growth in Detail Moderate to strong loan growth achieved in certain targeted growth categories Linked Quarter Loan Balance Growth, Excluding PPP Total Loans, excluding PPP: +3% Linked quarter:  Excluding PPP loans, period-end loans increased $1.4 billion or 3%  Loan growth in dollars predominantly in C&I (ex-O&G), Owner-Occupied, Municipal, and Home Equity  Decline of 40% in SBA PPP accounted for approximately $1.2 billion of attrition Over the next four quarters, we expect moderate total loan growth, driven by:  Moderate to strong growth in Home Equity, Municipal, C&I and Owner-Occupied loans  Stable to moderate growth in O&G, CRE  Further shrinking of the SBA PPP portfolio G ro w th R at e: L in ke d Q ua rt er , n ot a nn ua liz ed Size of the Portfolio, in billions of dollars 10 C&I (ex-Oil & Gas), 6% Owner occupied, 3% CRE C&D, -3% CRE Term, 1% Home Equity, 6% 1-4 Family, -1%Energy (Oil & Gas), -3% Municipal, 8% Other, 4% -10% -5% 0% 5% 10% 15% $0 $5 $10 $15 Note: circle size indicates relative proportion of loan portfolio as of 4Q21.PPP loans, not shown on graph, declined 40% in 4Q21 vs. 3Q21

$139 $133 $139 $151 $152 4Q20 1Q21 2Q21 3Q21 4Q21 Customer-related fee income increased slightly from the prior quarter  $7 million increase in capital markets and foreign exchange  Relatively even distribution of growth across swaps, foreign exchange, and syndication revenue  Strong linked-quarter performance may not be sustained each quarter, but efforts to grow these businesses are bearing fruit  Relative stability in retail banking fees, card fees, wealth management and other fees quarter-over-quarter  Decline in loan-related fees and income primarily due to mortgage banking activities, as more production was retained for the portfolio Over the longer term, customer-related fees are expected to continue to benefit from improved capital markets and wealth management Noninterest Income 11 Customer-Related Fee Income (1) Total customer-related fee income increased slightly from 3Q21, and was up 10% from the year-ago period (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and other items, as detailed in the Noninterest Income table located in the earnings release. ($ millions)

12 Mortgage Banking Successes amid COVID-19 pandemic with numerous customer experience improvements moving into 2022 $433 $435 $627 $651 $809 $409 $411 $383 $345 $384 4Q20 1Q21 2Q21 3Q21 4Q21 Strong Mortgage Funding HFI HFS $842 million $1.2 billion ($ millions) $10.4 $10.6 $7.8 $11.3 $3.8 4Q20 1Q21 2Q21 3Q21 4Q21 Loan Sales Fees 2019  Roll-out 2021  Enhanced Digital Fulfillment Process  95% of all applications taken digitally  33% reduction in turn-time vs. 2019, allowing for record unit production 4Q21  Funded $1.2B in Q4, and >$4B in 2021, setting records for quarterly production  Annual production up 16% in 2021 vs. 2020 as compared to an 8% decline for the industry (MBA Market Index)  Applications were up 129% ($1.8B) over same period last year  Pipeline of $1.8B is setting up for a strong 1Q22 production  Successfully launched numerous process enhancements, including refinements to the Affluent program  Affluent program refinement will be deployed across organization in 2022; expected to be instrumental in increasing our held-for-investment portfolio  Fees lower for 4Q21 as the percentage of held-for-investment loans is returning to historical levels MBA Market Index data source: Bloomberg; Calculations: Zions

These technology investments are expanding the reach of our bankers and improving the customer and employee experience Technology: Key 2021 & 2022 Deliverables 13 Consumer Digital Banking Rollout Small Business Small Business Loan Application Salesforce Real-Time Payments (receive only) Securities-Based Lending Commitment to Automation 2021 2022 Sales Management Unification CDI Hub Acceleration New Technology Campus New Treasury Gateway Experience Platform

 Interest rate sensitivity reduced through interest rate hedges:  $4.9B in securities purchases in 4Q21 with an avg yield of 1.69%  $1.5B in forward-starting interest-rate swaps added in 4Q21 with a weighted average rate of 1.09% Securities, Money Market Investments and Interest Rate Swaps 14 Total Securities Portfolio and Money Market Investments (end of period balances) $16.6 $17.4 $19.0 $21.2 $24.9 $6.8 $9.7 $11.8 $11.3 $12.4 4Q20 1Q21 2Q21 3Q21 4Q21 Total Securities Money Market Investments ($ billions) The securities portfolio increased $3.6 B in 4Q21, absorbing deposit growth; further strong increase is likely  Strong deposit growth has significantly increased the bank’s overall liquidity profile  4Q21 period-end securities growth was $3.6 billion and accounted for 28% of period-end interest-earning assets  4Q21 period-end money market investments increased $1.1 billion and accounted for 14% of period-end interest-earning assets 30% 34% 37% 39% 42% Percent of earning assets Securities portfolio duration as of December 31, 2021: 3.1 years, and is modeled to extend to 3.2 years in an up 200 basis point parallel shift of the interest rate yield curve 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 2021Q4 2022Q4 2023Q4 Av er ag e Fi xe d Ra te (% ) Av g N ot io ni al ($ B) Average total swaps in effect during quarter Average fixed rate (right scale)

Net Interest Income and Net Interest Margin

Net interest income stability driven by PPP success, securities purchases, and loan growth


Net Interest Income
Net Interest Margin
($ millions)
$550
$545
$555
$555
$553
2.95%
2.86%
2.79%
2.68%
2.58%
4Q20
1Q21
2Q21
3Q21
4Q21

Net Interest Margin

Zions' active efforts to invest the inflow of deposits has helped to limit the compression of the net interest margin. The increase in average securities over the past year (as opposed to leaving it in cash) has supported the NIM and has boosted recurring revenue.


3Q21
4Q21
2.68%
0.04%
Securities Growth
-0.10%
Lower PPP
-0.04%
Loan mix shift
0.00%
Deposits / Debt Maturity
2.58%
Deposit growth enabled strong money market investment and securities portfolio growth

As of December 31, 2021, unamortized net origination fees related to the PPP loans totaled $45 million, to be amortized over the remaining life of approximately four years or when loans pay down, pay off, or are forgiven by the SBA.

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ZIONS BANCORPORATION

Interest Rate Sensitivity

The surge in deposits coupled with modest loan growth has resulted in increased asset sensitivity

Net Interest Income Sensitivity (1)



−100 bps
+100 bps
+200 bps
23%
In the down 100 scenario, models assume rates do not fall below zero
12%
-6%

Total Deposit Betas



Assumed
−100 bps
2%
+100 bps
15%
+200 bps
16%
Historical
Current Fed Cycle (-225 bps)
21%
Prior Fed Cycle (+225 bps)
18%

Earning Assets Rate Reset and Cash Flow Profile



Percent of Earning Assets
Earning Assets
After Hedging
46%
35%
15%
14%
10%
10%
8%
9%
10%
20%
11%
12%
≤ 3m
4-12m
1-2 yrs
2-3 yrs
3-5 yrs
> 5 yrs

Loans: Rate Reset and Cash Flow Profile



Percent of Loans
Loans
After Hedging
51%
31%
14%
12%
10%
11%
7%
9%
9%
27%
9%
10%
≤ 3m
4-12m
1-2 yrs
2-3 yrs
3-5 yrs
> 5 yrs

Source: Company filings and S&P Global; "Prior Fed Cycle" refers to 3Q15-2Q19, reflecting the lag effect of deposit pricing relative to Fed Funds rates. The "Current Fed Cycle" begins in 3Q19 to present. (1) 12-month simulated impact of an instantaneous and parallel change in interest rates. Loans are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets in chart on the right. The loan and securities portfolios have durations of 1.8 and 3.0 years, respectively.

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$4 24 $4 35 $4 28 $4 29 $4 49 $4 23 $4 40 $4 19 $4 32 $4 46 4Q20 1Q21 2Q21 3Q21 4Q21 NIE (GAAP) Adjusted NIE (Non-GAAP) ($ millions) Noninterest Expense 17 Increase in expense in 4Q21 primarily attributable to a contribution to Zions’ charitable foundation  Total noninterest expense increased 5% over the prior quarter  Total adjusted noninterest expense increased 3% over the prior quarter, primarily due to a $10 million contribution to Zions’ charitable foundation  Excluding the charitable contribution expense, linked quarter adjusted noninterest expense increased 1% over the prior quarter  Notable items in:  4Q21: $10 million donation to Zions Foundation; $2 million success fee related to net gains on SBIC investments  3Q21: $(4) million success fee reversal  2Q21: $9 million success fee accrual (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and investment, and accruals for investment and advisory expenses related to the unrealized gain on an SBIC investment. See Appendix for GAAP to non-GAAP reconciliation table. Noninterest Expense (NIE) (1)

Allowance for Credit Loss ("ACL")

ACL increase from 3Q21 reflects loan growth and concerns about Omicron's effect on economic improvement

Allowance for Credit Loss



($ millions)
ACL (%) ex-PPP
1.08
526
1.56
777
1.88
914
1.91
917
1.74
835
1.48
695
1.22
574
1.11
529
1.13
553
1/1/20 CECL
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21

CECL Economic Forecast Assumptions

- Probabilistic weighting of four economic scenarios
- Reasonable and supportable forecast period: 12 months; reversion to long-term average: 12 months
- Economic factors vary depending upon the type of loan, but include various combinations of national, state, and MSA-level forecasts for variables such as unemployment, real estate price indices, energy prices, GDP, etc.

The change in 4Q21 ACL from 3Q21 reflects:

- Concerns about the potential economic effects from the Omicron variant of COVID
- Strong credit quality improvement that was already expected as part of previous quarter's ACL offset by some increases in specific reserves
- Significant non-PPP loan growth

QoQ Change in ACL



529
0
2
22
553
• Changes to economic forecasts
• Economic Uncertainty
• Changes in credit quality
• Changes in specific reserves
• New loans & renewals
• Qualitative adjustments
• Portfolio mix
• Aging of existing loans
• Draws, pay-offs
3Q21
Forecasts
Credit Quality
Portfolio Changes
4Q21

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ZIONS BANCORPORATION

Capital Strength 19 Zions has returned one-third of the average market value to shareholders in the last three years Common Equity Tier 1 Capital Quarterly Return of Shareholder Equity as % of Avg. Market Cap Common Dividends and Share Repurchases 11.3% 10.8% 10.4% 10.2% 10.0% 10.2% 10.4% 10.8% 11.2% 11.3% 10.9% 10.2% 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 $5 4 $5 5 $5 6 $5 6 $5 7 $5 6 $5 6 $5 6 $5 5 $5 6 $5 7 $6 0$6 9 $7 0 $7 0 $6 9 $7 1 $7 6 $7 8 $8 1 $8 5 $8 7 $8 8 $9 3 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Risk-weighted Assets Total Assets ($ billions) 3.7% 3.9% 4.3% 4.0% 1.9% 1.1% 1.1% 0.9% 1.3% 1.7% 4.3% 3.8% 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21

Financial Outlook (4Q 2022E vs 4Q 2021A) 20 Outlook Comments Moderately Increasing  Moderate growth in the next twelve months, excluding PPP loans. Increasing  Does not include interest rate increases. Any interest rate increases are expected to be additive to our net interest income outlook.  Excludes PPP loan income. Slightly Increasing  Customer-related fees excludes securities gains, dividends, and property sales gains. Moderately Increasing  Outlook excludes the $10 million charitable contribution in 4Q21.  4Q22 expected to be moderately higher than 4Q21’s adjusted noninterest expense of $446 million less $10 million, or $436 million.  A greater portion of the capital generated is likely to be allocated to support balance sheet growth than in the recent quarters.  Relative to recent quarters, reduced share repurchases is likely. Customer-Related Fees Loan Balances Net Interest Income Capital Management Adjusted Noninterest Expense

 Financial Results Summary  Loan growth by geography and type  PPP results  FutureCore project  Loan loss severity (NCOs as a percentage of nonperforming assets)  Middle Market and Small Business Research Feedback  GAAP to Non-GAAP reconciliation 21 Appendix

Financial Results Summary

Solid and improving fundamental performance

(Dollar amounts in millions, except per share data)	Three Months Ended			
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Earnings Results:				
Diluted Earnings Per Share	$ 1.34	$ 1.45	$ 2.08	$ 1.90
Net Earnings Applicable to Common Shareholders	207	234	345	314
Net Interest Income	553	555	555	545
Noninterest Income	190	139	205	169
Noninterest Expense	449	429	428	435
Pre-Provision Net Revenue - Adjusted (1)	288	290	290	253
Provision for Credit Losses	25	(46)	(123)	(132)
Ratios:				
Return on Assets(2)	0.92 %	1.08 %	1.65 %	1.57 %
Return on Common Equity(3)	11.5 %	12.3 %	18.6 %	17.4 %
Return on Tangible Common Equity(3)	13.4 %	14.2 %	21.6 %	20.2 %
Net Interest Margin	2.58 %	2.68 %	2.79 %	2.86 %
Yield on Loans	3.73 %	3.82 %	3.77 %	3.73 %
Yield on Securities	1.61 %	1.63 %	1.71 %	1.77 %
Average Cost of Total Deposits(4)	0.03 %	0.03 %	0.04 %	0.05 %
Efficiency Ratio (1)	60.8 %	59.8 %	59.1 %	63.5 %
Effective Tax Rate	20.8 %	22.8 %	22.2 %	21.7 %
Ratio of Nonperforming Assets to Loans, Leases and OREO	0.53 %	0.64 %	0.60 %	0.61 %
Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans	0.01 %	(0.01) %	(0.02) %	0.06 %
Common Equity Tier 1 Capital Ratio(5)	10.2 %	10.9%	11.3%	11.2%

(1) Adjusted for items such as severance costs, restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses and investment and advisory expense related SBIC investments. See Appendix for GAAP to non-GAAP reconciliation tables.
(2) Net Income before Preferred Dividends used in the numerator; (3) Net Income Applicable to Common used in the numerator; (4) Includes noninterest-bearing deposits;
(5) Current period ratios and amounts represent estimates

22

ZIONS BANCORPORATION

Loan Growth - by Bank Brand and Loan Type

Period-End Year over Year Loan Growth (4Q21 vs. 4Q20)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	Other	Total
C&I (ex-Oil & Gas)	(189)	407	479	(64)	23	17	88	-	761
SBA PPP	(1,035)	(745)	(765)	(393)	(366)	(205)	(208)	-	(3,717)
Owner occupied	155	67	12	165	91	21	37	-	548
Energy (Oil & Gas)	36	(323)	(4)	(16)	-	(23)	(1)	-	(331)
Municipal	303	122	48	18	(141)	235	96	26	707
CRE C&D	59	16	156	(12)	59	55	79	-	412
CRE Term	(167)	(116)	85	(32)	(22)	(72)	6	-	(318)
1-4 Family	(114)	(431)	(29)	(130)	(64)	(73)	(13)	(65)	(919)
Home Equity	115	53	56	25	5	21	(4)	-	271
Other	24	(50)	(17)	1	-	10	(8)	1	(39)
Total net loans	**(813)**	**(1,000)**	**21**	**(438)**	**(415)**	**(14)**	**72**	**(38)**	**(2,625)**

Period-End Linked Quarter Loan Growth (4Q21 vs. 3Q21)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	Other	Total
C&I (ex-Oil & Gas)	59	187	326	42	31	25	52	-	722
SBA PPP	(287)	(240)	(330)	(103)	(114)	(92)	(59)	-	(1,225)
Owner occupied	22	95	37	33	48	41	11	-	287
Energy (Oil & Gas)	40	(46)	(5)	(18)	-	(21)	(1)	-	(51)
Municipal	64	86	(1)	9	(29)	137	1	(9)	258
CRE C&D	6	(128)	(9)	7	32	(15)	21	-	(86)
CRE Term	(30)	43	237	(114)	(6)	(26)	27	-	131
1-4 Family	13	(45)	(30)	(10)	4	(4)	(3)	(15)	(90)
Home Equity	60	19	46	31	11	17	(2)	-	182
Other	28	(8)	8	7	(1)	14	(1)	(2)	45
Total net loans	**(25)**	**(37)**	**279**	**(116)**	**(24)**	**76**	**46**	**(26)**	**173**

"Other" loans includes municipal and other consumer loan categories. Totals shown above may not foot due to rounding.

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ZIONS BANCORPORATION

Paycheck Protection Program Loans PPP lending success from Zions’ ability to link front line bankers and borrowers with an agile technology deployment Zions PPP Loans Approved New-to- Bank Customers Forgiveness Applications Received(1) Forgiveness Applications Approved by SBA(1) ~77,000 loans ~20,000 ~69,300 ~66,700 $9.9 billion $8.8 billion $7.9 billion Source: SBA PPP Report and internal data. (1) As of December 31, 2021 $6,310 $6,135 $5,945 $3,795 $2,439 3.50% 3.98% 4.56% 6.66% 7.16% 4Q20 1Q21 2Q21 3Q21 4Q21 Average PPP Loans Loan Yields 10th Ranked 10th Nationally for PPP loan dollars originated of consolidated 2020 and 2021 SBA PPP loans ($ millions) 24

Paycheck Protection Program Customers – Enhanced Relationships

Growth rate of new services provided to both existing and new-to-bank customers remains steady

PPP Loans

(Prior to Forgiveness)



20,000
57,000
New-to-Bank Customers
Existing Customers

New Accounts and Services Utilized by PPP Customers



Existing
New
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
4Q20
1Q21
2Q21
3Q21
4Q21

Related benefits from PPP customers

- Deposit growth exceeding $6 billion
- New loans exceeding $550 million
- ~50% of PPP (2020 vintage) new-to-bank customers are considered active users of their deposit accounts, rising consistently since origination
- Retention rate for new-to-bank customers has been solid

New revenue generating services include:

- New accounts (checking or loan)
- Account analysis / Treasury Internet Banking
- ACH and wire transfers / Remote Deposit Capture
- Wealth Management / Credit Cards

New accounts and services do not include the PPP loan, or the deposit account required to receive the PPP funds, and includes only products and services that generate revenue

25

ZIONS BANCORPORATION

FutureCore: A Strategic Technology Advantage for Years to Come

Replacing the entire core legacy environment to improve operational resiliency and efficiency

Benefits of FutureCore

Modern Architecture Built for Resiliency and Speed

- Parameter driven
- Real time
- One data model
- Natively API enabled
- Cloud deployable
- Modern cyber paradigm
- Continuously upgraded & tested
- Facilitates automation

Improved Customer Experience

- Faster time to market for new products
- Unified account opening platform (branch/online/ mobile)
- Decreased outage risk
- Improves consistency of customer attribute data across numerous apps
- 7-day processing (when U.S. adopts)
- Real time: Fraud alerts and data entry correction

Empowered Bankers

- Intuitive user-friendly front end
- Real time data vs. calling the back office
- Reduces duplicate data entry
- Training simplified

FutureCore as a Catalyst

Driving Modernization

- General ledger simplification
- Credit approval workflow
- Loan ops consolidation
- Data governance disciplines
- Deposit product rationalization
- Charter consolidation

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ZIONS BANCORPORATION

6% 16% 23% 31% 31% 38% 40% 40% 42% 44% 46% 56% 57% 57% 57% 66% 79 % FR C PB CT BO KF AS B ZI O N CM A CF G FH N W AL W TF C FN B EW BC RF SN V KE Y HB AN FI TB 3% 12% 12% 15% 16% 21% 28% 30% 32% 37% 46% 47% 51% 53% 53% 53% 64 % FR C W AL PB CT ZI O N FH N BO KF W TF C AS B EW BC CM A CF G KE Y FN B SN V HB AN RF FI TB Loan Loss Severity Annualized NCOs / Nonaccrual Loans Five Year Average (2016 – 2020) Annualized NCOs / Nonaccrual Loans Fifteen Year Average (2006 – 2020) 27Source: S&P Global. Calculated using the average of annualized quarterly results. Note: Survivorship bias: some banks that may have been included in Zions’ peer group have been excluded due to their failed or merged status. When problems arise, Zions generally experiences less severe loan losses due to strong collateral

Middle Market and Small Business Research Feedback

Zions compares favorably to major competitors (JPMorgan, Bank of America, US Bank, Wells Fargo)

Greenwich Associates Customer Satisfaction Categories	Zions Bancorporation Client Score %	Major Competitors* (Average Score %)	Closest Competitor's Score %	Our Rank (2020)
Middle Market (Revenues of $10-$500 million)				
Overall Satisfaction	% of "Excellent" Customer Citations**			
Overall Satisfaction - Customers	61	45	55	1st
Bank You Can Trust	75	61	69	1st
Values Long-Term Relationships	70	61	69	1st
Ease of Doing Business	65	55	61	1st
Digital Product Capabilities	59	55	65	2nd
Satisfaction with our Bankers				
Overall Customer Satisfaction with Relationship Managers	67	64	71	2nd
Overall Customer Satisfaction with Cash Management Specialist	69	63	68	1st
Credit Process				
Willingness to Extend Credit	73	70	92	2nd
Speed in Responding to a Loan Request	70	66	78	3rd
Flexible Terms and Conditions	67	63	80	3rd
Net Promoter Score	56	33	48	1st
Small Business (Revenues of $1-$10 million)				
Overall Satisfaction	% of "Excellent" Customer Citations**			
Overall Satisfaction - Customers	70	42	49	1st
Bank You Can Trust	78	57	66	1st
Values Long Term Relationships	76	53	68	1st
Ease of Doing Business	75	55	63	1st
Digital Product Capabilities	64	51	60	1st
Satisfaction with our Bankers				
Overall Customer Satisfaction with Relationship Managers	78	60	74	1st
Overall Customer Satisfaction with Cash Management Specialist	85	72	94	2nd
Credit Process				
Willingness to Extend Credit	67	55	68	2nd
Speed in Responding to a Loan Request	76	53	66	1st
Flexible Terms and Conditions	63	48	57	1st
Net Promoter Score	55	15	36	1st

Source: 2020 Greenwich Associates Market Tracking Program Nationwide
*Major Competitors: JPMorgan, Bank of America Merrill Lynch, US Bank, Wells Fargo
** Excellent Citations are a "5" on a 5 point scale from "5" excellent to "1" poor

28

ZIONS BANCORPORATION

29 GAAP to Non-GAAP Reconciliation In millions, except per share amounts 4Q21 3Q21 2Q21 1Q21 4Q20 Pre-Provision Net Revenue (PPNR) (a) Total noninterest expense $449 $429 $428 $435 $424 LESS adjustments: Severance costs 1 1 Other real estate expense 1 Amortization of core deposit and other intangibles 1 Pension Termination related expense Restructuring costs (5) (1) SBIC Investment Success Fee Accrual 2 (4) 9 (b) Total adjustments 3 (3) 9 (5) 1 (a-b)=(c) Adjusted noninterest expense 446 432 419 440 423 (d) Net interest income 553 555 555 545 550 (e) Fully taxable-equivalent adjustments 10 7 7 8 7 (d+e)=(f) Taxable-equivalent net interest income (TE NII) 563 562 562 553 557 (g) Noninterest Income 190 139 205 169 166 (f+g)=(h) Combined Income $753 $701 $767 $722 $723 LESS adjustments: Fair value and nonhedge derivative income (loss) (1) 2 (5) 18 8 Securities gains (losses), net 20 (23) 63 11 12 (i) Total adjustments 19 (21) 58 29 20 (h-i)=(j) Adjusted revenue $734 $722 $709 $693 $703 (j-c) Adjusted pre- provision net revenue (PPNR) $288 $290 $290 $253 $280 (c)/(j) Efficiency Ratio 60.8% 59.8% 59.1% 63.5% 60.2%

30 GAAP to Non-GAAP Reconciliation (Continued) In millions, except per share amounts 4Q21 3Q21 2Q21 1Q21 4Q20 Net Earnings Applicable to Common Shareholders (NEAC) (k) Net earnings applicable to common $207 $234 $345 $314 $275 (l) Diluted Shares (average) 154 160 163 164 164 GAAP Diluted EPS 1.34 1.45 2.08 1.90 1.66 PLUS Adjustments: Adjustments to noninterest expense 3 (3) 9 (5) 1 Adjustments to revenue (19) 21 (58) (29) (20) Tax effect for adjustments 3 (4) 10 7 4 Preferred stock redemption - - (m) Total adjustments (13) 14 (39) (27) (15) (k+m)=(n) Adjusted net earnings applicable to common (NEAC) 194 248 306 287 260 (n)/(l) Adjusted EPS 1.26 1.54 1.84 1.73 1.57 (o) Average assets 91,885 88,556 85,957 83,079 80,060 (p) Average tangible common equity 6,131 6,554 6,421 6,318 6,150 Balance Sheet Profitability (n)/(o) Adjusted Return on Assets 0.87% 1.14% 1.47% 1.44% 1.34% (n)/(p) Adjusted Return on Tangible Common Equity 12.6% 15.0% 19.1% 18.4% 16.8%